Exhibit 10.18

Binding Term Sheet for Subscription

This Binding Term Sheet (the “Binding Term Sheet”) constitutes a commitment by Nuton LLC (“Nuton”) and McEwen Copper Inc. (the “Company,” and together with Nuton, the “Parties”) to negotiate in good faith and to enter into the applicable definitive agreements. The terms and conditions of the transaction described below are not limited to those set forth herein. Matters that are not covered by the provisions hereof are subject to the approval and mutual agreement of the Parties.

Issuer:

McEwen Copper Inc.

The Company, a private Alberta company, 68.1%-owned by McEwen Mining Inc. (MUX: NYSE, TSX) (the “Parent Company”).

The Company owns a 100% interest in the development stage Los Azules copper property, located in San Juan, Argentina and a 100% interest in the Elder Creek copper exploration property in Nevada (Elder Creek is subject to an earn-in agreement with Rio Tinto).

The Company currently has 25,685,000 common shares outstanding (basic and fully diluted).

Significant shareholders, in addition to the Parent Company, are: 15.6% Rob McEwen, 9.7% Nuton LLC (a Rio Tinto Venture), 3.9% Victor Smorgon Group, ~3% Other Investors.

Investor:	Nuton LLC

Placement:

350,000 of the Issuer’s Common Shares to Investor (the “Shares”), resulting in pro forma shareholding (post-current equity financing round) in the Issuer of 9.87%.

Notice of the proposed issuance of the Issuer’s Common Shares having been delivered to shareholders on or about January 24, 2023, pursuant to the unanimous shareholder agreement of the Issuer dated August 10, 2021 (the “Shareholder Agreement”), and Nuton having exercised its pre-emptive right by written notice to the Issuer on February 3, 2023 agreeing to purchase the Shares.

Subscription Price:	US$18.75 per common share, being the same price as the current equity financing round by the Issuer for total consideration of US$6,562,500.

Expected Closing:	On or before March 10, 2023

Use of Proceeds:	To advance the Los Azules mining project and for general corporate purposes.

Reps and Warranties:	Customary reps and warranties for a deal of this size and nature

Rio Tinto Confidential / Rio Tinto Confidentiel

Rights and Obligations:	Existing Unanimous Shareholder Agreement

Existing Nuton Collaboration Agreement

Offering Jurisdictions:

The issuance of the Shares will take place by and/or by way of a non- brokered private sale to qualified investors in all the provinces of Canada, excluding Quebec, to Qualified Institutional Buyers (as such term is defined in the United States Securities Act of 1933) in the United States and otherwise in those jurisdictions where the Offering can lawfully be made without subjecting the Company to registration or continuous disclosure requirements in such jurisdictions. Subscribers must be “accredited investors” (as defined in National Instrument 45-106 - Prospectus Exemptions (“NI 45- 106”).

Hold Period:

The Company is not a reporting issuer in any province or territory of Canada. As such, the Shares will not be transferable under the laws of Canada, except pursuant to applicable statutory exemptions, until the date that is four months and a day after the date the Company becomes a reporting issuer in any province or territory of Canada (subject to any control person distribution restrictions) in accordance with National Instrument 45-102 – Resale of Securities.

Electronic Signatures and Counterparts:

Each party to this Binding Term Sheet may sign the Binding Term Sheet and transmit the signed copy to the other party hereto who agrees to accept it as if such document bore original signatures. This Binding Term Sheet may be executed in counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

Binding Agreement:	The Parties acknowledge the binding nature of this Binding Term Sheet and agree to be bound by the obligations set forth herein from the date indicated below.

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Rio Tinto Confidential / Rio Tinto Confidentiel

If you agree to the foregoing, please sign and date this Binding Term Sheet in the space provided below to confirm the mutual agreement set forth herein.

NUTON LLC

/s/ “Adam Burley”
Adam Burley
CEO & President

Acknowledged and agreed this 20th day of February 2023.

MCEWEN COPPER INC.

/s/ “Robert McEwen”
Per:
Robert McEwen

Rio Tinto Confidential / Rio Tinto Confidentiel